As filed with the Securities and
Exchange Commission on _____, 2000.                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             KidsToysPlus.com, Inc.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

          Nevada                                        98-0203927
---------------------------------           ------------------------------------
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of Incorporation or organization)

                             1000-355 Burrard Street
                       Vancouver, British Columbia V6C 2G8
                                     CANADA
             ------------------------------------------------------
                    (Address of Principal Executive Offices)


                      Stock Option Grant to Brian C. Doutaz
                     Stock Option Grant to Albert R. Timcke
                             1999 Stock Option Plan
             ------------------------------------------------------
                           (Full titles of the plans)

                     The Corporation Trust Company of Nevada
                              One East First Street
                                 Reno, NV 89501
             ------------------------------------------------------
                     (Name and address of agent for service)

                                 (877) 566-1212
          ------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
Title of Each Class of              Amount to    Proposed Maximum Offering Price    Proposed Maximum Aggregate      Amount of
Securities to be Registered(1)    be Registered             Per Share                     Offering Price         Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Shares subject to Stock       800,000                $0.175(2)                        $140,000                  $37
Option Grant to Brian C. Doutaz
----------------------------------------------------------------------------------------------------------------------------------
Common Shares subject to Stock      1,100,000               $0.182(2)                        $200,000                  $53
Option Grant to Albert R. Timcke
----------------------------------------------------------------------------------------------------------------------------------
Common Shares subject to Stock       100,000                 $0.10(2)                        $10,000                    $3
Option Grant to Gerald W.
Williams
----------------------------------------------------------------------------------------------------------------------------------
Common Shares subject to             775,000                 $0.75(2)                        $435,937                 $115
outstanding options under the
1999 Stock Option Plan.
----------------------------------------------------------------------------------------------------------------------------------
Common Shares not subject to         725,000                $0.375(3)                        $271,875                  $72(3)
outstanding options under the
1999 Stock Option Plan.
----------------------------------------------------------------------------------------------------------------------------------
Total:                              3,500,000                                                                        $280.00
                                  Common Shares
----------------------------------------------------------------------------------------------------------------------------------
(1)  Common Shares, par value $0.001 per share,  offered by the Company pursuant to the  options  or rights  registered  hereunder  and more fully set forth below.
(2)  Based on the average of the  exercise  prices of the options  granted as of the date of the filing of this  registration  statement.

(3) The proposed maximum offering price per share and the registration fee were calculated in accordance with rule 457(c) and (h) based on the average high and low prices for the Registrant's common shares on July 7, 2000, as quoted on the NASD Over-The-Counter Bulletin Board, which was $0.375 per share.


================================================================================

This registration statement on Form S-8 registers common shares, par value $0.001 per share, of Kidstoysplus.com, Inc., a Nevada corporation (the "Registrant") to be issued pursuant to the exercise of options or rights granted under:

     (a) The grant of stock options to Brian C. Doutaz pursuant to a Consulting Agreement by and between Kidstoysplus.com, Inc. and Brian C. Doutaz dated April 1, 1999, as amended by an Amendment to Consulting Agreement dated May 15, 2000.
     (b) The grant of stock options to Albert R. Timcke pursuant to a Consulting Agreement by and between Kidstoysplus.com, Inc. and Albert
          R. Timcke dated April 1, 1999.
     (c) The grant of stock options to Gerald Wayne Williams pursuant to a Consulting Agreement by and between Kidstoysplus.com, Inc. and Gerald Wayne Williams dated May 1, 1999.
     (d)  The Registrant's 1999 Stock Option Plan.


           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The documents listed in (a) through (c) below are incorporated by reference in this registration statement.

     (a) The Registrant's Annual Report filed on Form 10-KSB on May 12, 2000, and the Registrant's Registration Statement on Form 10-SB filed pursuant to
Section 12(b) or 12(g) of the Exchange Act, filed on June 18, 1999, as amended on September 23, 1999, and as amended on October 26, 1999.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registration Statement incorporated by reference herein pursuant to (a) above.

     (c) The description of the Registrant's securities contained in the Registrant's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on June 18, 1999, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

None.

Item 6.  Indemnification of Directors and Officers.

We entered into indemnification  arrangements with our current director,  Albert
R. Timcke, and our former director, Brian C. Doutaz, pursuant to which we agreed to indemnify them for actions taken in their capacity as officers and directors of our company. Our Articles of Incorporation and Bylaws require us to indemnify our officers and directors to the full extent permitted by Nevada law.

Section 78.751 of the Nevada General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses, including attorney's fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful.

In a derivative action, that is, one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our Articles of Incorporation and Bylaws also contain provisions stating that no director shall be liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Nevada law for unlawful payment of dividends, or unlawful stock purchases or redemptions or (4) a transaction from which the director derived an improper personal benefit. The intention of the foregoing provisions is to eliminate the liability of our directors or our stockholders to the fullest extent permitted by Nevada law

We currently maintain Directors' and Officers' Liability Insurance for our Directors and Officers.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Exhibit
Number              Description
------              -----------
 4.1                Consulting Agreement by and between  Kidstoysplus.com,  Inc.
                    and Brian C. Doutaz dated April 1, 1999.(1)

 4.2                Amendment   to   Consulting   Agreement   by   and   between
                    Kidstoysplus.com, Inc., and Brian C. Doutaz dated May 15, 2000.

 4.3                Consulting Agreement by and between  Kidstoysplus.com,  Inc.
                    and Albert R. Timcke dated April 1, 1999. (1)

 4.4                Consulting Agreement by and between  Kidstoysplus.com,  Inc.
                    and Gerald Wayne Williams dated May 1, 1999. (1)

 4.5                Kidstoysplus.com, Inc. 1999 Stock Option Plan (1)

 5.1                Opinion of Marshall, Hill, Cassas & de Lipkau

23.1                Consent of Davidson & Company

23.2                Consent of Marshall,  Hill,  Cassas & de Lipkau (included in
                    Exhibit 5.1)

24.1 Power of Attorney (See page II-5 of this registration statement)

--------------------------
(1)  Previously filed on June 18, 1999.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Courtenay, Province of British Columbia, Canada, on this 27th day of June, 2000.

                                   KIDSTOYSPLUS.COM INC.


                                   By: /s/ Albert R. Timcke
                                       -----------------------------------------
                                       Albert R. Timcke
                                       President and Director

                                POWER OF ATTORNEY

     Each person whose signature  appears below  constitutes and appoints Albert
R. Timcke, his attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                        Title                         Date
        ---------                        -----                         ----


/s/ Albert R. Timcke            President and Director             June 30, 2000
----------------------------    (Principal Executive Officer)
Albert R. Timcke                (Principal Financial Officer
                                and Accounting Officer)



/s/ Timothy J. Anderson         Director                           June 30, 2000
----------------------------
Timothy J. Anderson



/s/ Mark McFarland              Director                           June 30, 2000
----------------------------
Mark McFarland

                                  EXHIBIT INDEX

Exhibit
Number              Description
------              -----------
 4.1                Consulting Agreement by and between  Kidstoysplus.com,  Inc.
                    and Brian C. Doutaz dated April 1, 1999.(1)

 4.2                Amendment   to   Consulting   Agreement   by   and   between
                    Kidstoysplus.com, Inc., and Brian C. Doutaz dated May 15, 2000.

 4.3                Consulting Agreement by and between  Kidstoysplus.com,  Inc.
                    and Albert R. Timcke dated April 1, 1999. (1)

 4.4                Consulting Agreement by and between  Kidstoysplus.com,  Inc.
                    and Gerald Wayne Williams dated May 1, 1999. (1)

 4.5                Kidstoysplus.com, Inc. 1999 Stock Option Plan (1)

 5.1                Opinion of Marshall, Hill, Cassas & de Lipkau

23.1                Consent of Davidson & Company

23.2                Consent of Marshall,  Hill,  Cassas & de Lipkau (included in
                    Exhibit 5.1)

24.1 Power of Attorney (See page II-5 of this registration statement)

--------------------------
(1)  Previously filed on June 18, 1999.